Exhibit 4(f)
FIRST AMENDMENT TO CREDIT AGREEMENT
          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“First Amendment”), dated as of the 25 day of May, 2006, by and among AVATAR PROPERTIES INC., a Florida corporation (“Borrower”), joined by AVATAR HOLDINGS INC., a Delaware corporation (“Guarantor”), WACHOVIA CAPITAL MARKETS, LLC, as lead arranger (“Arranger”), WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Lender and in its capacity as administrative agent (“Agent”), GUARANTY BANK, in its capacity as Syndication Agent and Lender, FRANKLIN BANK, SSB, a Texas Savings Bank, in its capacity as lender (each a “Lender” and collectively with the Agent, the “Lenders”). This First Amendment shall become effective as of the date hereof.
R E C I T A L S:
          WHEREAS, on September 20, 2005, Borrower and Guarantor entered into a credit agreement with the Lenders, the Arranger and the other lenders from time to time party thereto, evidencing a senior unsecured revolving credit facility which, as of the date of execution thereof, had a maximum outstanding principal balance of $100,000,000 (the “Credit Agreement”), and which was subsequently increased to a maximum outstanding principal balance of $125,000,000 pursuant to that certain Commitment and Acceptance dated as of October 21, 2005; and
          WHEREAS, Borrower, Guarantor, Arranger and Lenders intend to enter into this First Amendment to Credit Agreement in order to set forth modified terms and conditions of the Credit Agreement;
          NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as well as the mutual covenants herein contained, the parties hereto agree as follows:
          1. RECITALS. The above recitals are true and correct and are incorporated herein by this reference.
          2. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.
          3. REPRESENTATIONS; REAFFIRMATION. Borrower represents and warrants that, as of the date hereof and after giving effect to this First Amendment: (a) no event or condition shall have occurred and then be continuing which constitutes a Default or Event of Default; (b) the representations and warranties contained in Article 4 of the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is stated to relate solely to an earlier date); and (c) Borrower has no offsets, defenses or counterclaims as to the Facility extended by Lenders to Borrower, the Loan Documents or the indebtedness evidenced thereby. Borrower hereby reaffirms as of the date hereof all affirmative covenants and negative covenants contained in the Credit Agreement as if more fully set forth herein.
          4. AMENDMENTS.
          Notwithstanding anything contained to the contrary in the Credit Agreement, the following terms and conditions shall apply:
               A. The words “on a quarterly basis” in the second line of Section 2.01(d) shall be deemed deleted and replaced with the words “five (5) Business Days after receipt by Agent of the Certificate of Compliance from Borrower,”.

               B. The numerical amount of “$10,000,000” in the sixth line of Section 2.03(b) shall be deemed deleted and replaced with the numerical amount of “$50,000,000”.
               C. The numerical amount of “$3,000,000” in the fourth line of Section 2.03(b)(i) shall be deemed deleted and replaced with the numerical amount of “$50,000,000”.
          5. EFFECT OF FIRST AMENDMENT. Except as modified by this First Amendment, the Agreement remains in full force and effect. In the event of any conflict between this First Amendment and the Credit Agreement, the provisions and intent of this First Amendment shall control.
          6. COUNTERPARTS. This First Amendment may be executed and delivered by one or more of the parties hereto on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
          7. GOVERNING LAW. This First Amendment shall be governed by the laws of the State of Florida.
          8. WAIVER OF JURY TRIAL.
     BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRAIL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDERS, NOR THE LENDERS’ COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS, OR THE AGENT ON BEHALF OF THE LENDERS, WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.
[SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Credit Agreement the day and year first above written.
BORROWER:

AVATAR PROPERTIES INC., a Florida corporation
By:	/s/ Dennis J. Getman
Dennis J. Getman
Executive Vice President

JOINED IN BY GUARANTOR:

AVATAR HOLDINGS INC., a Delaware corporation

By:	/s/ Dennis J. Getman
Dennis J. Getman
Executive Vice President

AGENT:
WACHOVIA BANK, NATIONAL ASSOCIATION

BY:	/s/ James D. Davis
NAME: James D. Davis
TITLE: Vice President

LEAD ARRANGER:
WACHOVIA CAPITAL MARKETS, LLC

BY:	/s/ Darrell Perry
NAME:	Darrell Perry
TITLE:	Vice President

SYNDICATION AGENT:
GUARANTY BANK

BY:	/s/ Atila Ali
NAME:	Atila Ali
TITLE:	Vice President

LENDERS:
WACHOVIA BANK, NATIONAL ASSOCIATION

BY:	/s/ James D. Davis
NAME:	James D. Davis
TITLE:	Vice President

GUARANTY BANK

BY:	/s/ Atila Ali
NAME:	Atila Ali
TITLE:	Vice President

FRANKLIN BANK, SSB, a Texas Savings Bank

BY:	/s/ Mark Mahoney
NAME:	Mark Mahoney
TITLE:	Vice President

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